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PORTIONS OF THIS DOCUMENT INDICATED BY AN [***] HAVE BEEN OMITTED AND FILED
SEPARATELY WITH THE SECURITIES EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT OF SUCH INFORMATION.


                                                                  EXHIBIT 10.19

                    DEVELOPMENT AND SUPPLY AGREEMENT BETWEEN
                      BRIGHTSTAR CORP. AND CSI WIRELESS LLC

This Development and Supply Agreement (the "Agreement"), dated as of February 14, 2003, is between Brightstar Corp., a corporation incorporated and existing under the laws of Delaware, U.S.A., with its principal place of business located at 2010 N.W. 84th Avenue, Miami, Florida 33122, U.S.A. ("Brightstar") and CSI Wireless LLC, a corporation incorporated and existing under the laws of Delaware, U.S.A, with its principal place of business located at 1909 Milmont Dr., Milpitas, California, U.S.A 95035 ("CSI").

The following definitions apply with respect to this Agreement:

         "Accelerated Life Test" is defined in Section 7.

         "Delivery Point" is defined in Section 17(a).

         "Epidemic Failure" is defined in Section 24(d).

         "Field Failure Rate" is defined in Section 23(b).

         "Gross Margin", "Gross Margin per Unit" and "CSI Gross Margin" are defined in Exhibit C.

         "Incremental Costs", "CSI Incremental Costs" and "Brightstar Incremental Costs" are defined in Exhibit C.

         "Intellectual Property Infringement Claims" is defined in
         Section 28(a).

         "Manufacturing Line Certification" is defined in Section 8.

         "Product" is defined in Section 1(a).

         "Product Certification" is defined in Section 6.

         "Product Transfer Price" is defined in Exhibit C.

         "Purchase Orders" is defined in Section 9.

         "Purchase Order Cancellation Amount" is defined in Section 15(c).

         "Specification" is defined in Exhibit A.

         "Total Number of Failed Units" is defined in Section 23(c).

         "Total Number of Units Deemed to be In-Service and Under Warranty" is defined in Section 23(d).

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The parties agree as follows:

1.       RELATIONSHIP AND EXCLUSIVITY

         a. This Agreement establishes the terms and conditions pursuant to which CSI and Brightstar will work together exclusively to establish a leadership position in the TDMA Fixed Wireless Telephone market. The parties will do this by working together to initially develop a significantly cost reduced TDMA model of fixed wireless communications device, hereinafter called "Product", and will also work on enhancements and variants of this Product to maintain a leadership position in the market. At the highest level, the general roles of the parties will be as follows: CSI will be responsible to develop, manufacture and supply the Product to Brightstar and Brightstar will be responsible to market, brand, sell, distribute and provide warranty and customer support for the Product to its customers. The intent and spirit of this Agreement is that the profit earned on this activity will he shared equally by CSI and Brightstar.

         b. During the term of this Agreement, neither party, including affiliates and subsidiaries, shall develop or manufacture any TDMA Fixed Wireless products other than the Product, absent the prior written consent of the other party, except that CSI will have the right to sell the Product to another customer if Brightstar is in material non-compliance with the provisions of this Agreement, and the non-compliance is not cured within thirty (30) days of formal written notice detailing with specificity Brightstar's non-compliance.

2.       DESIGN AND DEVELOPMENT OF PRODUCT

CSI shall design, develop, manufacture, and test the Product in accordance with the Product specifications set forth in Exhibit A. The development and Product approval process will be managed following the schedule described on Exhibit B (the "Schedule").

3.       THE SPECIFICATIONS FOR THE PRODUCT

The specifications for the Product are included in Exhibit A.

4.       PRODUCT DEVELOPMENT COSTS

In order to develop and launch the Product, Brightstar will cover 50% of the agreed NRE and tooling costs related to development of the Product. CSI will cover the other 50%. Brightstar will pay the 50% of the NRE Product development and tooling costs, totaling $[***], as follows:

      1st Payment - $[***] to be paid to CSI upon execution of this Agreement.

      2nd Payment -$[***] to be paid to CSI after obtaining the Product approvals described in Sections 6, 7 and 8, and after the first commercial shipment of the Product.

      3rd Payment - $[***] of NRE cost to be amortized over the first [***] units shipped to Brightstar and paid to CSI on a per unit basis of $[***]. (To be discussed)

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5.       PRODUCTION SAMPLES

In accordance with the timing outlined in the Schedule, CSI shall develop and deliver eight (8) production samples of the Product to Brightstar for Brightstar's review and for Brightstar to use for engineering evaluation and product field functional testing.

6.       PRODUCT CERTIFICATION - MOTOROLA AND CARRIER TESTING

         CSI acknowledges it is aware of the Motorola, Inc. ("Motorola") and the general Carrier, requirements for product certification of fixed wireless devices ("Product Certification"). CSI will complete the following steps with that understanding:

         a. By the date specified in the Schedule, CSI shall deliver 30 production samples of the Product to Brightstar for Product Certification, Brightstar and/or a third party appointed by Brightstar may conduct these tests. CSI will provide product and technical personnel support during the Product Certification process.

         b. The production samples must pass the Product Certification acceptance criteria, Brightstar and/or Motorola will approve the production samples, upon the samples passing the Product Certification acceptance criteria, as determined by Brightstar and/or Motorola in its reasonable discretion.

         c. If software or hardware changes to the production samples are required to pass the Product Certification acceptance criteria, CSI shall produce the software or hardware at its expense, and the production samples shall be re-tested. This process shall continue until the production samples pass the Product Certification.

         d. Brightstar is entitled to purchase at the agreed Product Transfer Price additional pre-production samples for field tests, operator approvals, regional type approvals and marketing samples.

7.       PRODUCT RELIABILITY TEST - MOTOROLA ACCELERATED LIFE TEST.

CSI acknowledges it is aware of the Motorola Accelerated Life Test process ("Accelerated Life Test") and the requirements to pass this test process. If Motorola materially changes the current Accelerated Life Test requirements, Brightstar and CSI agree to share the increased costs equally.

         By the date specified in the Schedule, CSI shall deliver 40 production samples of the Product to Brightstar or Motorola, as requested by Brightstar, for the Accelerated Life Test. CSI will provide product and technical personnel support during the Accelerated Life Test process. Brightstar will approve the production samples, upon the samples passing the Accelerated Life Test, as determined by Brightstar and/or Motorola in its reasonable discretion. If software or hardware changes to the production samples are required to pass the acceptance criteria specified for the Accelerated Life Test, CSI shall produce the software and/or hardware at its expense, and the production samples shall be re-tested. This process shall continue until the production samples pass the Accelerated Life Test criteria.

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8.       MANUFACTURING LINE CERTIFICATION.

CSI acknowledges it is aware of the Motorola, manufacturing line certification process and the requirements to pass this certification ("Manufacturing Line Certification"). If Motorola materially changes the current Manufacturing Line Certification requirements, Brightstar and CSI mutually agree to share the increased costs equally.

         Brightstar and Motorola or a third party appointed by Brightstar will make an assessment to the Product manufacturing line and will certify the product line. Brightstar or Motorola or the appointed third party will issue a written certificate to CSI stating that the Product has been approved for production (the "Approval Certificate") after all required items have been successfully completed.

9.       PURCHASE OF PRODUCTION UNITS; PRODUCT CONFIGURATION

         a. Brightstar will order Product by issuing Purchases Order to CSI in a format that is mutually agreed.

         b. Brightstar is responsible for managing Product demand under the business structure defined by this Agreement. While Brightstar makes no contractual commitment to purchase minimum volumes of Product under this Agreement, it is understood by both parties that this business arrangement should target a leading market share in Latin America which is expected to result in an annual volume in excess of [***] units. This volume figure will be used as the basis for the costs referenced in this Agreement.

         c. Brightstar's commitments to purchase specific quantities of the Product shall be set forth on the front of written Brightstar purchase order forms (the "Purchase Orders").

         d. Brightstar will purchase the Product from CSI as a final assembled unit or as the parties may otherwise jointly agree from time to time.

         e. Each unit of the Product shall be delivered with all of the authentication/ identification features required to operate on commercial systems (e.g. IMEI numbers, ESNs, etc.). To prepare the authentication and identification, Brightstar shall provide to CSI any carrier specific information required to configure or program the Product.

10.      MATERIALS AND COMPONENTS

         a. CSI shall procure and pay for all materials and components necessary to manufacture the Product in all configurations.

         b. Upon written agreement from both parties, changes may be made regarding the manufacturing and assembly plans for the product.

         c. The toolings that are developed for the commercial launch of the Product will be owned jointly by CSI and Brightstar. If future changes are required to the toolings, or new toolings are required to be prepared, CSI and Brightstar will share the cost equally such that the new toolings will continue to be jointly owned by CSI and Brightstar.

11.      SPARE PARTS AND REPLACEMENT UNITS INVENTORY

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For a period of 18 months from the delivery of the last shipment of Product ordered by Brightstar under this Agreement, CSI shall ensure the availability of spare parts for the Product in quantities the parties mutually agree are sufficient to support both in-warranty and out-of-warranty repair of the Product. At the end of this period, Brightstar may make a final purchase of spare parts inventory or replacement units to provide support for the Product beyond the initial 18 months period.

12.      PRODUCT TRANSFER PRICE AND SHARING OF PROFITS

CSI and Brightstar will share the profit earned on the business activities described in this Agreement. The sharing of profit will be administered through the payment of the Product Transfer Price and the CSI Gross Margin as follows:

         a. It is the intention of both parties to this Agreement that the Product Transfer Price between CSI and Brightstar will be calculated so as to reimburse CSI for the agreed costs incurred to manufacture and deliver the Product to Brightstar. The CSI Gross Margin will be calculated to share the margin earned on Product sales on an equal (50/50) basis between the parties after consideration of direct Product cost and Incremental Costs.

         b. Definitions for the Product Transfer Price, CSI Gross Margin, Incremental Costs and a standard margin sharing calculation are included in Exhibit C.

         c. The preliminary estimate of CSI Incremental Costs and Brightstar Incremental Costs are summarized in Exhibit C, Prior to the first commercial shipment of Product, CSI and Brightstar will review the preliminary estimate and agree on the CSI Incremental Costs and Brightstar Incremental costs that should be used for the initial commercials shipments under this Agreement until these are re-set in accordance with Section 12(d). The preliminary estimate of CSI Incremental Costs and Brightstar Incremental Costs included in Exhibit C should be the same or close to the costs to be used for the initial commercial shipment.

         d. During the months of May and November each year, the Finance groups in each party will summarize actual costs incurred in each of the allowable incremental cost categories described in Exhibit C and will provide this summary to the other parties' Finance group. These calculations will be reviewed and confirmed by the parties. If actual costs incurred by a party differ from the amount of costs paid to that part during the reconciliation period such that either party owes the other more than $5,000, then a payment will be made by the owing party for the total difference between actual and estimated costs. In addition, if both parties agree, acting reasonably, that an adjustment of any component of the Incremental Costs is required, the estimate of the Incremental Costs will be re-set for purposes of the calculating the Product Transfer Price and CSI Gross Margin going forward. These changes will be documented in writing and signed by both parties prior to implementing the change.

         e. Brightstar shall provide to CSI with copies of all purchase orders received from customers for purchases of the Product on a quarterly basis.

         f. Subject to the shipping terms and obligations of the parties contained in this Agreement. Brightstar will be responsible for all international, federal, state, provincial or local sales, use, value-added, excise, or withholding taxes, or any other taxes or duties of any nature

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whatsoever assessed upon or due with respect to the supply of Product under this
Agreement, except for items of tax based in whole or in part on a party's business income.

         g. CSI and Brightstar agree to provide access to all relevant documentation and evidence relevant to the costs incurred in the program and necessary to validate claims made by either party under Sections 12, 20, 23, 24 and Exhibit C of this Agreement.

13.      PAYMENT

         a. Payment of the Product Transfer Price will be sent by wire transfer to CSI within 30 days of Product shipment to Brightstar (as defined in the shipping terms section, 17(a)). Payment of the CSI Gross Margin will be sent by wire transfer to CSI within three (3) working days of receipt of payment by end customer to Brightstar. Any other amounts owing under this Agreement will be paid by wire transfer, or by check if agreed by the parties, within thirty (30) days of the invoice date or the date of other written notice.

         b.       Pricing for Product is defined in Exhibit C.

         c. The payment terms noted above in 13(a) and 13(b) represent the current agreement between the parties. Both parties understand that the final business arrangements with the final contract manufacturer for the Product have not been completed, and as a result changes to these terms could be presented by a contract manufacturer that would provide business advantage to both Brightstar and CSI. Both parties agree that changes to these payment terms will be considered, and that changes may be made upon written agreement of both parties which shall not be unreasonably withheld.

         d. As part of the intent to eliminate the need for letters of credit it may be necessary to review and agree to other methods for providing payment assurance to the final contract manufacturer for the Product. Brightstar agrees to work with CSI to review various alternatives to providing payment assurance to the contract manufacturer. Should any material costs result from providing payment assurance to the contract manufacturer, these costs will be shared equally by the parties.

14.      PURCHASE ORDERS, ACCEPTANCE FORECASTS

         a. Prior to the 15th day and the last day of each month, Brightstar shall deliver firm and binding written Purchase Orders to CSI such that CSI has Purchase Orders covering the aggregate quantity of Product requested to be delivered in the three month period following that day, Prior to the last day of each month, Brightstar will also deliver a Forecast detailing the quantity of Product expected to be delivered in the fourth and fifth months following that month.

         b. Each Purchase Order will identify the Product being ordered, the required delivery date(s), delivery address, and such other information as the parties agree.

         c. CSI shall acknowledge its receipt of Purchase Orders in writing within three (3) working days of receipt. CSI shall accept Purchase Orders by confirming its acceptance in writing, CSI may reject a Purchase Order if Brightstar has requested ship dates that are outside the lead time

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agreed to by the parties and CSI is unable to comply with the required delivery schedule. Purchase Orders accepted by CSI are non-cancelable, subject to Section 15.

         d. If CSI is unable to comply with Brightstar's required delivery schedule, CSI shall inform Brightstar, in writing, within three (3) working days and shall arrange a mutually suitable alternative delivery schedule, and Brightstar shall reissue the Purchase Order with the revised delivery date. If CSI fails to confirm a Purchase Order within three (3) working days, CSI shall be deemed to have accepted the Purchase Order. All pre-printed terms included in Brightstar's Purchase Orders and CSI's acknowledgments, invoices, or other similar communication shall be null and void.

         e. The Forecast and Purchase Order terms noted above in 13(a) and 13(b) represent the current understanding. Both Parties understand that the final business arrangements with the final contract manufacturer for the Product have not been completed, and as a result changes to these terms could be presented by a contract manufacturer that would provide business advantage to both Brightstar and CSI. Both parties agree that changes to these forecasting and Purchase Order terms will be considered, and changes may be made upon written agreement of both parties which shall not be unreasonably withheld.

15.      CANCELLATION OF ORDERS

         a. Unless CSI is in material breach of this Agreement, Brightstar may not cancel a delivery of Product that is covered by a firm Purchase Order without incurring a Purchase Order Cancellation Amount, as that term is defined below. However, Brightstar may delay delivery of Product to later in the month of the originally scheduled delivery or later, if agreed to by CSI, without incurring a Purchase Order Cancellation Amount.

         b. In the event Brightstar does cancel a portion of a Purchase Order for reasons other than CSI's material breach of this Agreement, then Brightstar's notice of cancellation shall be in writing and Brightstar's sole liability and CSI's sole remedy with respect to such cancellation shall be a payment by Brightstar to CSI of a Purchase Order Cancellation Amount, calculated pursuant to the formula set out in subsection (c) below.

         c. The "Purchase Order Cancellation Amount" shall be equal to the sum of:

            (i) The number of units of Product being cancelled that are in a finished goods state on the date of the cancellation notice, multiplied by the Product Transfer Price of those units,

                  (ii) All costs paid or payable by CSI in purchasing materials for the number of units of Product being cancelled that cannot be used to manufacture Product for Brightstar under other Purchase Orders and/or cannot be returned by CSI for credit in the period that is 30 (thirty) days following the receipt of the notice of cancellation,

                  (iii) any cancellation charges incurred by CSI in order to mitigate the amount of the Purchase Order Cancellation Amount.

         d. In no event shall a Purchase Order Cancellation Amount exceed the purchase price allocable to the portion of the Purchase Order that is being cancelled, CSI shall provide Brightstar

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with access to the CSI facility and to relevant inventory and other records so that Brightstar can independently verify any Purchase Order Cancellation Amount.

         e. Brightstar may request acceleration of the required delivery dates or increase the order quantity for a particular Purchase Order and CSI agrees to use commercially reasonable efforts to complete the revised order.

16.      PACKAGING

         a. Brightstar shall provide CSI with Brightstar's packaging requirements for the Products. CSI shall submit to Brightstar for its approval samples of the packaging containers that CSI proposes to use to ship the portions of the Products to Brightstar that will comply with Brightstar's packaging requirements.

         b. Unless otherwise provided on a Purchase Order, CSI shall be solely responsible for procuring and paying for the cost of all packaging materials. CSI shall properly package the Products to ensure that they will not be damaged or deteriorate in transit and CSI shall be responsible for all loss that is caused due to its failure to use approved packaging for the Products.

17.      SHIPPING

         a.       Shipping and delivery shall be C.I.P. (Carriage and Insurance
Paid) to a point in Mexico to be mutually agreed by the parties ("Delivery Point"), in accordance with INCOTERMS (1990).

         b. If CSI is unable to ship all Products in time to arrive by the delivery date stated in the applicable Purchase Order, CSI shall ship the quantity available, if any, and give Brightstar prompt telephone or faxed notice of the delay and/or partial shipment.

         c. If CSI fails to deliver a quantity of Product within 30 clays after the delivery date stated in the applicable Purchase Order, and CSI causes the failure, then Brightstar may cancel its order for the quantity of Product that is late without liability by giving CSI written notice of cancellation.

         d. If in order to comply with any agreed upon delivery date, it becomes necessary for CSI to ship Product by a more expensive method than originally contemplated in the Purchase Order, CSI shall be responsible for the increased transportation costs, unless the necessity for such rerouting or expedited handling has been caused by Brightstar.

         e. CSI shall obtain Brightstar's written approval prior to making any shipments of Product before the delivery date stated in the applicable Purchase Order, unless such early shipment is within three (3) days prior to the scheduled delivery date or the date listed (if any) in the applicable Purchase Order as the grace period for early delivery.

18.      EXPORT/IMPORT

CSI shall comply with all applicable export and import laws, regulations and orders impacting the Product prior to delivery at the Delivery Point. Subject to prior notification of sales outside of

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Mexico, CSI will take all commercially reasonable steps to assist Brightstar in complying with all applicable export laws, regulations and orders relating to such sales.

19.      LABELS & MARKINGS

         a. Brightstar shall be responsible for informing CSI of the applicable legal requirements with respect to labeling and marking Products intended for resale to consumers. CSI agrees to include on the Products patent numbers, registration or identification numbers and country of origin labels and markings as are required by the applicable laws of the country where the Product is intended to be sold to end-users. Whenever Brightstar has in its possession information that is required to be printed on Product labels (e.g., FCC identification number) Brightstar shall provide such information to CSI.

         b. CSI shall include on each unit of Product a label in whatever format (e.g. bar-coding, etc.) Brightstar may from time to time require that reveals manufacturing data that Brightstar may from time to time require, including but not limited to the date, time and place of manufacture, the authentication/identification, number for the unit, and a marking that indicates what version of CSI hardware and software was used in the unit.

20.      TITLE AND RISK OF LOSS

Title and risk of loss and damage shall pass to Brightstar at the Delivery Point in accordance with Section 17(a); however, all loss and damage discovered after transfer of title caused by faulty packaging or handling by CSI shall be CSI's responsibility.

21.      QUALITY CONTROL, INSPECTION AND OUT-OF-BOX TESTING

CSI is fully aware of the Quality Control, Inspection and Out-of-Box testing requirements of Motorola. CSI agrees to follow the quality and control inspections it understands are required, and to support out-of-box testing as it has done on previous programs with Brightstar.

22.      INSURANCE

         a. From the date of the first commercial shipment of Product under this Agreement, CSI and Brightstar shall each maintain in full force and effect the following forms of insurance with the following minimum liability limits:

         (i) public liability and property damage liability insurance under a comprehensive or commercial general liability form on an "occurrence" basis with limits of no less than USD$ 10,000,000 combined single limit per occurrence and in the aggregate for an annual term. Such insurance shall be provided by an insurer acceptable to Brightstar and shall not be subject to any excess provision, deductible and/or self-insured retention more than USD$ 10,000 per occurrence.

         b. Each party shall provide the other with appropriate certificates or other evidence of such insurance coverage as requested by that party. Such coverage shall provide for thirty (30) days minimum cancellation notice to the other party. Each party agrees, however, that the procurement and maintenance of the above insurance coverage shall not limit or affect any liability which that party may have by virtue of this Agreement or otherwise.

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23.      RELIABILITY AND FAILURE RATES

         a. All Products manufactured by CSI shall have a Field Failure Rate which in any given month shall not exceed point seventy five percent (.75%).

         b. The Field Failure Rate for any given month is a fraction: the numerator is the Total Number of Failed Units for that month, and the denominator is the Total Number of Units Deemed to be In-Service and Under Warranty during that month.

         c. Total Number of Failed Units for the given month is calculated as follows: Total number of units returned to Brightstar for failure to perform in accordance with the specifications included in Exhibit A, except for those units where such failure is caused by customer abuse or misuse and those units which will be covered by Brightstar, based on Section 24 of this Agreement.

         d. Total Number of Units Deemed to be In-Service and Under Warranty during the given month is calculated as follows: Total number of units shipped by CSI to Brightstar in the aggregate.

         e. A program for continuous field reliability improvement shall be a part of CSI overall quality system. If Products manufactured by CSI have Field Failure Rates that exceed point seventy five percent (0.75%) in any month, CSI shall implement a corrective action plan that addresses the issues that impact the Field Failure Rate. If CSI plan does not produce improvements deemed acceptable by Brightstar within sixty (60) days of implementation of the plan, then in addition to its other remedies, Brightstar shall have the right to cancel any or all open Purchase Orders affected by the failure issue. If this failure issue affects all open Purchase Orders, then Brightstar shall have the right to terminate this Agreement in accordance with Section 30, after providing CSI with the above sixty-day (60) opportunity to cure.

24.      WARRANTY

CSI warrants that all Products delivered to Brightstar shall perform in the field with a Field Failure Rate of less than point seventy five percent (0.75%) per month for a period of fifteen (15) months from the date of shipment to Brightstar.

         a. All the field failures that don't exceed point seventy five percent (0.75%) per month, will be repaired by Brightstar. Brightstar shall be entitled to a [***]% discount on each order of Product based upon the Product Transfer Price outlined in Schedule C to cover the costs of these repairs.

         b. CSI shall pay to Brightstar the cost that Brightstar incurs to repair all Products that fail to conform to this warranty after inspection and agreement by both parties of the cost of repair (i.e. all Products that fail in excess of .75% Field Failure Rate). For greater clarity, CSI shall pay the cost of repairs for field failures in excess of point seven five percent (0.75%) if the Product fails to perform in accordance with the Specifications, and such failure is caused by a design defect (including die software in the Product), a manufacturing defect or a defect in materials and components supplied by CSI.

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         c.       CSI will supply to Bright-star free of charge a volume of
Product equal to [***]% of the Product purchased on a monthly basis. These units are seed stock to facilitate loans by Bright-star or its third party repair centers of "good" Product while units that are defective are under repair. These units shall be Brightstar's property,

         d. If at any time either during the warranty period specified in this section, Product manufactured by CSI fails to perform in-service in accordance with the warranty stated in this Section 24 because of redundant defects or failures that constitute an Epidemic Failure, CSI shall replace or repair any lot or lots of the Product in Brightstar's inventory that contain Epidemic Defects. For this purpose, Epidemic Failure is defined as a redundant defect or failure in breach of the warranty stated in this Section 24 that occurs in more than 2.5% of any given shipment lot. A shipment lot will contain on average 5,000 units of the Product. If an Epidemic Failure exists, Brightstar shall have the option of requiring CSI to sort Brightstar's inventories. Should Brightstar choose to have its inventories sorted, Brightstar will coordinate and supervise the resources required at its expense but all other costs shall be borne by CSI. In the event the Product is re-called from end-users because of an Epidemic Failure, CSI shall pay all those reasonable, direct and out-of- pocket costs incurred by Brightstar in connection with the recall, including shipping and handling. In the event of Epidemic Failure and customer's request to return Product to supplier, Brightstar will make its effort to negotiate with customer the acceptance of Product replacement. Should customer request the return of the money amount which was paid for the Product, CSI shall accept the Product returned and refund the money paid for the returned Product.

         e. DISCLAIMER THE FOREGOING WARRANTIES AND REMEDIES ARE THE EXCLUSIVE WARRANTIES AND REMEDIES PROVIDED BY CSI AND ARE IN LIEU OF ALL OTHER WARRANTIES, TERMS OR CONDITIONS, EXPRESS OR IMPLIED, EITHER IN FACT OR BY OPERATION OF LAW. CSI MAKES NO OTHER WARRANTY, EXPRESS, OR IMPLIED, AND EXPRESSLY DISCLAIMS ALL 'IMPLIED WARRANTIES, INCLUDING MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

25.      FIELD SERVICE SUPPORT

         a. Prior to delivery of the first shipment of production units of the Product, CSI shall provide to Brightstar the information and equipment needed for Brightstar to test, program, service, and repair the Product and accessories, including the items listed in Exhibit E.

         b. Continuously during the useful life of the Product, CSI shall forward to Brightstar reasonably acceptable changes, if possible, to some of the items described in Exhibit E. CSI shall ensure that, if mutually agreed, from time to time Brightstar has current, up-to-date copies of the items described in Exhibit E, as each of those items may be updated.

         c. If unique parts are required for Brightstar to construct additional cables or software flash boxes, or additional unique equipment is required for Brightstar to test, program, service or repair the Products, then CSI will purchase such unique parts or equipment on Brightstar's behalf in quantities specified by Brightstar, and CSI will resell such parts or equipment to Brightstar at a price equal to CSI direct, out-of-pocket cost (as documented by receipts) plus reasonable handling costs to purchase, such items.

         d. All of the items described in Exhibit E shall be delivered in the English language, and those that exist in electronic media shall be transmitted in such form. All software shall be

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transmitted in a format that is executable by commercially available hardware, and all software shall be written with prompts, menus, and commands in English.

         e. CSI hereby grants to Brightstar a fully paid-up license to make, have made, use, copy, modify, distribute and disclose the technical information, equipment and software provided by CSI under this Section for use by Brightstar and, under non-disclosure terms, also by the Brightstar Authorized Service Network, in testing, programming, servicing and repairing the Products, subject to any third party approvals. CSI hereby grants to Brightstar the right to make, have made, use, copy, modify, distribute and disclose the items described above for use by Brightstar's customers for testing, programming, servicing and repairing the Products.

         f. CSI shall provide technical training at a time and place mutually agreed, to by the parties to Brightstar manufacturing and distribution personnel to enable them to test and program the Products and CSI shall deliver on or before such training all of the items described above.

         g. The technical and service training shall be provided by CSI, at the cost of Brightstar, to Brightstar and its Authorized Service Network. Brightstar shall be responsible for the cost of travel, lodging, meals and other reasonable expenses incurred by such, instructors. In case of the first technical and service training to Brightstar, the cost will be at CSI expense except the flight cost for the staff of CSI.

26.      INTELLECTUAL PROPERTY

         a. No grant or transfer of any of Brightstar's intellectual property rights to CSI is given or intended under this Agreement, including any license implied or otherwise, and no grant or transfer of any of CSI's intellectual property rights to Brightstar is given, or intended under this Agreement.

         b. With respect to the industrial design of the Product the following terms and conditions shall apply:

                  i. CSI shall obtain necessary copyright ownership of the industrial design from its designers, including a waiver of any moral rights that the designers may have.

         c. CSI agrees to take some necessary precautions to prevent any of Brightstar's intellectual property rights from being used for any purpose other than for the design and manufacture of the Product, by CSI for delivery to Brightstar.

         d. With the exception of third-party branding and TDMA license rights acquired directly by Brightstar, CSI warrants that it has obtained from third parties the necessary licenses to design, make, use, offer for sale, and sell the Product to Brightstar, and to grant have made rights to Brightstar.

27.      TRADEMARKS

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         Brightstar will have the right to commercialize the products under a third party's brand. The use of those brands will be executed under license agreements with the respective companies who own said brands.

28.      INDEMNIFICATION

a. CSI warrants that to its knowledge, the Product is free from any third party and employee or contractor claims of infringement of a patent, copyright, trade secret, mask work rights or other intellectual property right in the United States or Mexico ("Intellectual Property Infringement Claims"). CSI shall indemnify and hold harmless Brightstar, its agents, distributors, and customers, from and against all Intellectual Property Infringement Claims that are brought against any of them and CSI shall pay all damages arising from such Claims, together with all costs and expenses related thereto, including, without limitation, reasonable attorneys' fees and costs. If use or sale of the Product is enjoined as a result of any such Claim, then CSI shall obtain for Brightstar, its agents, distributors and/or customers one of the following forms of relief, to be selected by Brightstar: (i) the right to sell or use the Product as is; (ii) an equivalent, but non-infringing substitute that is acceptable to Brightstar and extend this indemnity to it; or (iii) accept return of the infringing Products and refund to Brightstar the purchase price for it. The above indemnity will also apply to infringement claims in countries other than the United States or Mexico, provided that in advance of placing an order for Product that will ship to such a country: (a) Brightstar informs CSI in writing of the country, and (b) CSI is given the opportunity, at CSIs sole option, to make changes to the Product to remove any infringement or to reject orders for delivery into countries where it reasonably believes that an infringement will exist.

CSI has no obligation for any claim of infringement, to the extent the claim, results from: (i) use or incorporation of any design specification, marking requirement or instruction furnished by or work performed by or on behalf of Brightstar; (ii) any portion of the Product which has been varied, altered, or modified by anyone other than CSI, its agents or contractors; (iii) use of the Product in a way not specified by CSI; or (iv) use, sale, distribution or other disposal of the Product following written notification, by CSI, that doing so may result in a claim of infringement.

b. CSI shall indemnify and hold harmless Brightstar, its agents, distributors, and/or customers, from and against all loss, claim, damage or liabilities that may result from any third party claims of bodily injury or property loss or damage to the extent caused by a defect in the Product's design, manufacture or handling by CSI.

c. Brightstar shall indemnify and hold harmless CSI, its agents, distributors, and/or customers, from and against all loss, claim, damage or liabilities that may result from any third party claims, loss, damage or liabilities to the extent caused by the handling of the Product by Brightstar, branding and trademark requirements through or by Brightstar, or warranty work performed by or for Brightstar.

29.      LIMITATION OF LIABILITY

NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS AGREEMENT, EXCEPT FOR THE OBLIGATIONS OF THE PARTIES IN SECTION 26, 27 and 28, IN NO CASE SHALL A PARTY BE LIABLE TO THE OTHER PARTY fOR ANY DAMAGES OR LOSSES SUFFERED BY THE

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OTHER PARTY OR ANY OTHER PERSON FOR LOSS OF PRODUCTION, LOSS OF USE, LOSS OF
BUSINESS, LOSS OF PROFIT, LOSS OF DATA OR REVENUE OR FOR ANY SPECIAL, INDIRECT, ECONOMIC, PUNITIVE, EXEMPLARY, INCIDENTAL, OR CONSEQUENTIAL DAMAGES OR
LOSSES IN ANY WAY RELATED TO PERFORMANCE OR NON-PERFORMANCE OF ANY MATTER RELATED TO THIS AGREEMENT, OR ARISING DIRECTLY OR INDIRECTLY OUT OF THE OWNERSHIP, USE OR OPERATION OF THE PRODUCT, REGARDLESS OF WHETHER OR NOT THE POSSIBILITY OF SUCH DAMAGES OR LOSSES COULD HAVE BEEN REASONABLY FORESEEN, AND EVEN IF ADVISED OF THE POSSIBILITY OF SUCH DAMAGES OR LOSSES, WHETHER SUCH DAMAGES ARE BASED UPON BREACH OF WARRANTY, BREACH OF CONTRACT, NEGLIGENCE, STRICT LIABILITY OR ANY OTHER LEGAL THEORY.

30.      INFORMATION SHARING

         CSI and Brightstar intend to carry out this relationship on a fully "open-book" basis. Therefore, each party will agree to make available to the other party all of its books and records as are necessary to ensure that the provisions of this Agreement are fully adhered to by the parties. Where a party desires that the audit of its books and records to determine adherence to the agreement should be carried out on a confidential basis by an independent third party auditing firm, then that party will bear the cost of engaging such a firm on behalf of the other party.

31.      TERMS AND TERMINATION

         a. The term of this Agreement shall commence on the date indicated on the first page and shall continue for two (2) years, unless otherwise terminated as permitted herein. At the end of the term, this Agreement shall automatically renew for successive periods of one (1) year unless at least thirty (30) days prior to any scheduled renewal date one party notifies the other in writing that it will not renew this Agreement.

         b. This Agreement may be terminated by either party for failure by the other party to cure a material breach in any term or condition of this Agreement. Such termination shall be effective sixty (60 ) days following written notice of the breach, unless the breach is cured within such notice period, in which case the Agreement will not be terminated for such breach.

         c. If Brightstar provides notice of termination of this Agreement in accordance with Section 23(e), then Brightstar may cancel any and all open Purchase Orders as to Product not yet shipped without incurring any cancellation liability. Any open Purchase Orders that Brightstar does not cancel shall be completed in accordance with their original terms, unless the parties expressly agree otherwise.

         d. If Brightstar provides notice of termination of this Agreement because of CSI's insolvency, and in accordance with Section 31(b), then Brightstar may immediately cancel any and all open Purchase Orders as to Product not yet shipped without incurring any cancellation liability. Any open Purchase Orders that Brightstar does not cancel shall be completed in accordance with their original terms, unless the parties expressly agree otherwise.

         e. This agreement may also be terminated by either party as described in Section 34.

32.      COMPLIANCE WITH LAWS

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         a.       Both parties warrant that they will comply with all applicable laws, orders, rules and regulations in performing their obligations and shall indemnify the other party against any claims and shall reimburse the other party for any losses, costs or expenses it incurs as a result of any breach of this warranty.

         b. CSI warrants that all Products manufactured by CSI will have been produced in compliance with all applicable laws, orders, rules and regulations. CSI shall indemnify Brightstar against any claims and shall reimburse Brightstar for any losses, costs or expenses Brightstar incurs as a result of any breach of this warranty.

         c. CSI shall effect or secure and maintain at its own cost all necessary governmental permits, licenses, approvals and registrations in the United States and Mexico required in connection with CSI's performance of its obligations under this Agreement.

         d. CSI warrants that all Products manufactured by CSI will have been produced, manufactured, assembled or packaged, in whole or in part, without the use of any forced labor, prison labor, or child labor, and that such Products will not be trans-shipped for the purpose of mislabeling, evading quota or country of origin restrictions, or avoiding compliance with forced labor, prison labor or child labor laws.

33.      FORCE MAJEURE

Neither party shall be in breach of its obligation hereunder to the extent that its performance is delayed or prevented by causes beyond its control, including, without limitation, acts of God, acts of third parties, civil disorders, acts of any civil or military authority, judicial action, and strikes or other labor disputes.

34.      CONTRACTUAL RELATIONSHIP

         a. Brightstar and CSI warrant to one another that they have entered into no contracts, and are subject to no obligations, which prevent, or adversely affect their performance under this Agreement.

35.      INDEPENDENT CONTRACTORS

It is understood and agreed that Brightstar and CSI are, and at all times during the term of this Agreement shall remain, independent contractors. At no time shall either party represent to any third party that it is the agent of the other. Brightstar and CSI further covenant that no authorization shall be given to any employee of either party to act on behalf of the other. In no event shall either party at any time have authority to make any contracts, commitments or undertake any obligations on behalf of the other.

36.      NOTICES

         a. All notices, consents and other communications under this Agreement shall be in writing and shall be deemed to have been duly given (a) when delivered by hand; (b) when sent by telecopier (with receipt confirmed), provided that a copy is promptly thereafter mailed by first class postage prepaid registered or certified mail, return receipt requested; (c) when received by the

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addressee, if sent by air courier (receipt requested) or by such other means as the parties may agree from time to time; or (d) twenty (20) business days after being mailed, by first class postage prepaid registered or certified mail, return receipt requested; in each case to the appropriate addressee and telecopier numbers set forth below (or to such other addresses and telecopier numbers as a party may designate as to itself by notice to the other party):

         If to Bright-star.

         Brightstar Corp.
         2010 N.W. 84th Avenue
         Miami, FL. 33122 U.S.A.
         Attn: Jaime Narea
         Jaime.narea@brightstarcorp.com

         With a copy to:

         Kirkpatrick & Lockhart LLP
         Miami Center, Suite 2000
         201 S. Biscayne Blvd.
         Miami, Florida 33131
         Attn: Clayton E. Parker, Esq.
         Telephone: (305) 539-3327
         Facsimile: (305) 358-7095
         cparker@kl.com

         If to CSI:

         CSI Wireless LLC
         4110 9th Street SW
         Calgary, Alberta, Canada
         T2G 3C4
         Attention: Colin Maclellan
         Telephone: 403-259-3311
         Facsimile: 403-259-8866
         Email: cmaclellan@csi-wireless.com

         b. All notices, demands, requests, statements or other communications to be made or given hereunder shall be in the English language. Any documents required to be delivered pursuant to this Agreement, which are not in the English language must be accompanied by a correct English language translation and in the event of any conflict between the original of the document and the English language translation, the English translation shall prevail.

37.      GOVERNING LAW, JURISDICTION, AND DISPUTE RESOLUTION

         a. This Agreement and other Exhibits shall be governed by and construed in accordance with the laws of the State of Florida, U.S.A. Each Purchase Order placed under this

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Agreement shall also be governed by and construed in accordance with the laws of the State of Florida, The Parties expressly agree that the "United Nations Convention on Contracts for the International Sale of Goods" shall not apply to this Agreement.

         b. Disputes arising out of or relating to the interpretation or performance of this Agreement shall first be resolved through friendly consultations. If such dispute cannot be resolved within thirty (30) days after the commencement of consultation (or any extension thereof mutually agreed to by the parties), either party may submit the dispute to mediation by a mutually acceptable mediator to be chosen by Brightstar and CSI within twenty (20) days after written notice by either Brightstar or CSI demanding mediation. Neither Brightstar nor CSI may unreasonably withhold consent to the selection of the mediator. Each party shall, bear its own costs of mediation, but Brightstar and CSI will share the costs of the mediator equally. The mediation shall take place in Miami Dade County, Florida, U.S.A. In any event, the mediation will be conducted in English.

         c. Any dispute, which cannot be resolved between the parties through mediation within forty-five (45) days of the date of the initial demand for any mediation by one of the parties, may then be submitted to any state or federal court of competent jurisdiction Miami Dade County, Florida, U.S.A. for resolution, which court shall have exclusive jurisdiction. The use of any mediation procedures will, not be construed under the doctrines of laches, waiver or estoppels to affect adversely the rights of either party.

38.      ASSIGNMENT

Neither party may assign or delegate its performance under this Agreement to any party without the other party's prior written consent.

39.      SECTION HEADINGS

The section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

40.      SEVERABILITY

If any provision of this Agreement shall be held invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions of this Agreement will not in any way be affected or impaired, and all provisions are declared to be separate and distinct covenants. The parties agree that if any provision is determined by any court to be invalid or unenforceable because of the duration or scope of the, then the provision shall be interpreted to extend over the maximum period of time and the maximum scope which such court at that time or which any other court at any subsequent time determines to be valid and enforceable.

41. CONFIDENTIALITY OF AGREEMENT. Each party hereto agrees not to disclose to any third party the existence of this Agreement, or to disclose to any third party its terms and conditions, except as reasonably necessary for purposes of performing its obligations hereunder or as otherwise required by law, unless the other party provides its prior written consent.

42.      WAIVER AND AMENDMENTS

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All amendments and other modifications of this Agreement shall be in writing and signed by each of the parties. The parties may by written instrument waive compliance with or modify any of the covenants or agreements made by the other party contained in this Agreement. The delay or failure on the part of any party to insist, in any one instance or more, upon strict performance of any of the terms or conditions of this Agreement, or to exercise any right or privilege shall not be construed as a waiver of any such terms, conditions, rights or privileges. All rights and remedies shall be cumulative.

43.      PUBLICITY

Except as otherwise required by applicable laws, neither parties shall issue any press release or other public statement relating to this Agreement without obtaining the prior approval of the other party concerning the content and the manner of presentation and publication.

44.      ENTIRE AGREEMENT

This Agreement contains the entire agreement and supersedes all prior agreements between the parties relating to the subject matter of this Agreement.

[SIGNATURES ON FOLLOWING PAGE]

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

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives intending for this Agreement to be effective as of the date stated on the first page of this Agreement.

BRIGHTSTAR CORP.                        CSI WIRELESS LLC

By: /s/ R. Marcelo Claure               By: /s/ Hamid Najafi
   ------------------------------           --------------------------------

Name: R. Marcelo Claure                 Name: Hamid Najafi

Title: CEO                              Title: President

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EXHIBIT A

                              CSI WIRELESS PRODUCT
                                   REQUIREMENT
                                                                No. Home Run
[CSI WIRELESS LOGO]
                                                                Date 31/Jan/2003
 TITLE HOME RUN TDMA/Analog Fixed Unit

                                    Contents

1     SCOPE

2     DESCRIPTION AND APPLICATION

      2.1   DESCRIPTION

      2.2   APPLICATION

3     APPLICABLE DOCUMENTS

      3.1   DEFINITIONS AND ACRONYMS

4     PRODUCT REQUIREMENTS

      4.1   BASE UNIT SPECIFICATIONS

            4.1.1 ENVIRONMENTAL

            4.1.2 ELECTRICAL

            4.1.3 RF

            4.1.4 ACCESSORIES (TRANSCEIVER SHOULD ACCEPT THE FOLLOWING ACCESSORIES TO ADD OR ENHANCE FUNCTIONALITY)

            4.1.5 Mechanical

            4.1.6 VISUAL INDICATORS

            4.1.7 AUDIBLE INDICATORS25

            4.1.8 DIAGNOSTIC TOOLS

            4.1.9 USER FEATURES

            4.1.10  CELLULAR IDENTIFICATION /AUTHENTICATION

            4.1.11  KEYPAD AND DIALING FEATURES

            4.1.12  POINT-TO-POINT SHORT MESSAGE SERVICES (SMS)

            4.1.13  INTERFACES (AUDIO, DIGITAL)

            4.1.14  AIR INTERFACE

            4.1.15  CARRIER REQUIREMENTS

            4.1.16  APPROVALS

      4.2   SOFTWARE BASIC FEATURES

            4.2.1   PHONE BOOK

            4.2.2   RINGER/ALERT

            4.2.3   ALARM/TIMER

            4.2.4   LOCK/SECURITY

            4.2.5   MESSAGE

            4.2.6   OTHERS

            4.2.7   Engineering Service

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                                      SCOPE

This document contains specific electrical, mechanical, environmental, and general manufacturing and quality requirements.

                           DESCRIPTION AND APPLICATION

DESCRIPTION.

         The Home Run product model is a low cost fixed residential unit. It works as fixed cellular product in the TDMA and ANALOG 800 MHz frequency band without WAP. With the inclusion of a state-of-the-art TDMA radio design (Tiger Shark 3W design), and a cost optimized telephone architecture, the Home Run product provides a significantly reduced product cost as required for the Fixed Wireless market for 2003 and beyond. The product will be designed with a cost in $105 - $110 US direct manufacturing cost.

APPLICATION

         The Home Run unit has been designed to be used indoor only as a residential phone.

                              APPLICABLE DOCUMENTS

DEFINITIONS AND ACRONYMS

         ALT      Accelerated Life Test
         AMPS     Advanced Mobile Phone System
         BOM      Bill of Material
         C MSG    A psophometric weighted filter used to measure the SINAD ratio
         TDMA     Time Division Multiple Access
         DFE      Design For Environment
         DTMF     Dual Tone Multi Frequency
         EIA      Electronic Industries Association
         ESD      Electrostatic Discharge
         ESN      Electronic Serial Number
         PER      Frame Error Rate

         ID       Identification
         IMSI     International Mobile Station identity
         IS       Interim Standard
         LCD      Liquid Crystal Display
         LED      Light Emitting Diode
         WIN      Mobile Identification Number
         MO-SMS   Mobile Originated Short Message Service
         MT-SMS   Mobile Terminated Short Message Service
         NAM      Number Assignment Module
         NID      Network Identification
         Ni-CD    Nickel Cadmium
         OTA      Over the Air Activation
         OTAPA    Over the Air Activation Parameter Administration
         PET      Product Environmental Template
         PFFR     Projected Field Failure Rate
         PIN      Personal Identification Number
         PRI      Product Release information
         PST      Product Support Tool
         QPSK     Quadrature Phase Shift Keying
         RF       Radio Frequency

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   RSSI             Received Signal Strength Indicator
   RX               Receiver
   SAR              Specific Absorption Rate
   SID              System Identification
   SINAD            Signal-plus-noise-plus-distortion to noise-plus
                    -distortion ratio
   TIA              Telecommunications Industries Association
   TMSI             Temporary Mobile Station Identity
   TSB              Technical Service Bulletin
   TX               Transmitter

                              PRODUCT REQUIREMENTS

BASE UNIT SPECIFICATIONS

ENVIRONMENTAL

    ITEM                         REMARK/VALUE                            FEATURE DESCRIPTION /USER MANUAL TEXT/APPLICABLE STANDERD
    ----                         ------------                            ---------------------------------------------------------
Operational Temperature        0(degree)C ~ +50(degrees)C                        Indoor use only
Range

Storage Temperature           -10(degrees)C~+60(degrees)C                       Applicable standard :IS 137

ELECTRICAL


    ITEM                REMARK/VALUE                 FEATURE DESCRIPTION /USER MANUAL TEXT/APPLICABLE STANDERD
    ----                ------------                 ---------------------------------------------------------
Operational Voltage     5.7V~6.3V, 6.0V nominal         External power supply (AC to DC adapter supplied)

TDMA Talk time          20 min                          Full rate: Tx power = Tx Power Level 0. Measured
                                                        with backup battery (4 - AA Alkaline, 2500 mAhr min.)

TDMA Standby time       8 hours

AMPS Talk Time          15 min                          Tx power = 600mW (Power level 0). Measured with backup battery
                                                        (4 - AA Alkaline, 2500 mAhr min.)
AMPS Standby time       8 hours                         Measured with backup battery (4 - AA Alkaline, 2500 mAhr min.)

RF

    ITEM                      REMARK/VALUE                                FEATURE DESCRIPTION /USER MANUAL TEXT/APPLICABLE STANDERD
    ----                      ------------                                ---------------------------------------------------------
Dual Mode Cellular            AMPS-TDMA                                   Applicable standard :IS 137

Operation Frequency           Tx = 824.04- 848.97 MHz; 4- 893,9? MHz      Applicable standard :IS 137
                              Rx = 869.04- 893.97 MHz;

Duplex Spacing                45 MHZ                                      Applicable standard :IS 137

Frequency Stability           TDMA: +/-200Hz                              Applicable standard :IS 137
                              AMPS: +/-2.5ppm

RF Outout level               +25(degrees)C: +33.8dBm+1dB/-
                              1.8dB
                              0(degree)C ~ + 50(degree)C : 33.8dBm        Compliance to TDMA 3W fixed unit. Not applicable
                               +2dB /-4dB                                 standard IS 137

input / Output Impedance      50 Ohm (Nominal)                            Applicable standard :IS 137

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
Modulation                               TDM A: Offset QPSK AMPS: Analog FM, 8k                   Applicable standard :IS 137
                                         deviation

Receive Sensitivity                      -110dBm(TDMA,3% Static BER) -116dBm (AMPS @ 12 dB        Applicable standard: IS-137
                                         SINAD, C-MSG weighted)

Channels                                 AMPS: 832 channels                                       Applicable standard :IS 137

Channel Spacing                           AMPS: 30KHz TDMA: 30KHz                                 Applicable standard :IS 137

Spurious / Harmonic Emissions                                                                     Applicable Standard: IS-137

Transmit Duty Cycle                                                                               Applicable Standard: IS-137

ACCESSORIES (TRANSCEIVER SHOULD ACCEPT THE FOLLOWING ACCESSORIES TO ADO OR ENHANCE FUNCTIONALITY)

    ITEM                            REMARK VALUE      FEATURE DESCRIPTION / USER MANUAL TEXT / APPLICABLE STANDARD
    ----                           --------------     ------------------------------------------------------------
Rechargeable Battery Pack                N/A          Battery Pack is to be provided with the phone.

Manual/User Documentation                Yes          Manual describing how to use the transceiver. Languages defined by marketing.

Quick Reference Card                     No           Summary of The user manual

RS232 Data Cable                         No           Cable to connect terminal to a computer serial RS 232 port for transfer data to and from the terminal, use  terminal as a modern, etc.

PCMCIA Fax/Modem Data Adapter            No           Fax/Modem in PCMCIA format compatible with the phone for data communication

MECHANICAL


    ITEM                            REMARK / VALUE                     FEATURE DESCRIPTION / USER MANUAL TEXT / APPLICABLE STANDARD
    ----                            --------------                     ------------------------------------------------------------
 Type                               Residential phone

Ergonomics                          Desktop base unit type            LCD light
                                     with round design,
                                    lighted LCD with 1
                                    icon line, two lines of
                                    alphanumeric characters. 22
                                    keys without backlight

Color(s)/Patterns                   1 color scheme                     Base Unit and Handset in Pantone warm Gray,

Texture                             Housing texture                    Equivalent to mold- Tech # MT-100

Manufacturer's Logo                 Motorola Logo

Volume                              Base only 1886 cm(3)
                                    Overall3685cm(3)

Weight                              Base Unit 837g
                                    Power Supply 122g

Size                                                                  Size in mm

-Length                                 221
-Width                                  209                           Including Antenna
-Depth                                   80                           Including handset

Antenna                         External monopole                     Field replaceable

RF Connector                          TNC

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

VISUAL INDICATORS

                                                                       Feature Description/User Manual text/Applicable
            Item                          Remark/Value                                     Standard
-----------------------------------------------------------------------------------------------------------------------------
Display

- Type                                        LCD

- Lines                                        3

- Characters/line                  15 alphanumeric digits on
                                       bottom two lines,
                                     top line is dedicated
                                    time/date, "NEW" icon,
                                   and two-numeric-digits for
                                        memory location

- Pixels/character

- Number of Icons (Hard ICON)      3                             "NEW" for voice message indicator, AM and PM

Display Light                          LED, Single Color         Display illumination.
                                        (Yellow-Green)

Visual Indicators

Signal Strength                            Soft Icon             See Section 5.3.2

Battery Level                                 N/A                See Section 5.3.2

Digital Mode                              Letter "d"             See Section 5.3.2

Short Message Service (SMS)                   No                 See Section 5.3.2

Roaming                             IRDS programmable text       See Section 5.3.2

In Use                              Text, "Talk" or "Mute"       See Section 5.3.2

No Service                              Text, "No Svc"           See Section 5.3.2

Voice Mail Notification                      Icon                See Section 5.3.2

Incoming Call Alert                           Yes                When a call is incoming;
                                                                 - An alert will sound.
                                                                 Blinking "Call" message will be displayed.

Automatic Hyphenation                         No                 Automatically inserted hyphen each three digits
                                                                 entered for a phone number

Auto Answer-On                          Not applicable           Phone automatically answers incoming calls after two
                                                                 ring cycles. Status of this feature can be checked
                                                                 entering the menu.

Handset Volume adjustment                     Yes                8 levels - display characters

Call-in-Absence indicator with                                   Phone will display the missed call count, but if
redial.                                                          network supports caller ID functionality, the caller
                                              Yes                number is stored in phone's memory & can be
                                                                 displayed. You can place a call with caller number.

Banner                                                           Turning on the phone a banner, the day of the week,
                                                                 month, date and time will appear on the display.
                                              Yes                Carrier can change the banner that appears on the
                                                                 display.

Power Down Message                      Not applicable           Message displayed when transceiver is turned off.
                                                                 This message cannot be configured

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

AUDIBLE INDICATORS

                                                                       Feature Description/User Manual text/Applicable
            Item                          Remark/Value                                     Standard
-----------------------------------------------------------------------------------------------------------------------------
Selectable Ringer Tone                4 Bells/15 melodies        Down load not available
Silent Alert                                  Yes
Keypad Feedback Tone                                             Keys [1] through |0], [#] and [*], produce corresponding
                                              Yes                DTMF. Other keys produce single tone. Volume control is
                                                                 seven levels plus off.
Ringer Volume Adjust                          Yes                7 levels plus off.
Service Warning - Lost TDMA                   No                 Audible tone that may be switched on/off
System

Service Warning - Dropped                     No                 Phone will beep when: 1) start to roam, 2} return to home,
Call                                                             3) lose service, 4) find service - It may be switched On/off

Service Warning - Failed                      No                 It may be switched On/off
Origination

Battery Low Warning                           No                 Signaling indicating that battery charge is low. Should be a message on the display.

Voice Mail Alert (sound and                                      When a Voice Message is received, an icon will appear on
icon)                                                            the upper line of the display. If the voice mail beep is
                                              Yes                enabled, a two-tone beep (low, high) will be heard. . The
                                                                 icon will stay on until the message is listened to and the
                                                                 Service Provider signals your phone to turn the indicator
                                                                 OFF.

SMS Alert (sound and icon)                    N/A

Minute Alert                                                     Turn this feature ON to hear an audible beep every minute
                                              Yes                and double beeps even/ 5 minutes during a call. The party
                                                                 on the other end will not hear the beeps.

DIAGNOSTIC TOOLS

                                                                       Feature Description/User Manual text/Applicable
            Item                          Remark/Value                                     Standard
-----------------------------------------------------------------------------------------------------------------------------
Hardware Diagnostic                           Yes                Service manual describing how to use the hardware
Capability                                                       diagnostic capability (Ex. Rssi, Tx power buzzer, etc. test)

Software Diagnostic Capability                Yes                Use CAIT or DOS DM

Data Logging Capability                       Yes                Logging capability must comply capturing and storing all
                                                                 IS95-B air interface messages.

Data Analysis Tools                           Yes                Use Npar tool

Audio/RF Break-Out Box                        Yes

Data interface                                No                 Compatible with DM
Protocol/Documentation

Self Diagnosis

Power-On Self Test                            No                 Only Non Volatile memory tested

Service Option 2 and 9 (8/13                  N/A                Applicable Standard: 1S-126A.CDG27
Kbit)

Settable and Retrievable                      No                 Applicable Standard: IS95-B Annex E
Parameters

Malfunction Detection                         No                 Applicable Standard: IS-95B item 6.5

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

USER FEATURES

Item                                       Remark/Value            Feature Description / User Manual text / Application Standard
----------------------------------------------------------------------------------------------------------------------------------
Language Options                               Yes                 English and Spanish

One Key Answer                          Yes, if handset is         If already off-hook, answers with any key, except End, up, and
                                            off-hook.              down keys.
                                          No, if handset           If on-hook, only answers with handset pickup.
                                            is on-hook.

Auto Answer                                     No                 On/Off (The default is OFF), Turn Auto Answer ON to have your phone automatically answer incoming calls after two ring
                                                                   cycles.

Last Number Display/Redial                      Yes                Press [SEND] to redial. You will see "Calling"

Call History                                    Yes                Last Calls List - keeps track of the last ten numbers you have dialed.

Calling Number Presentation                     Yes                Ability to display the phone number of the calling party.

Auto Redial                                     Yes                User selectable - in Menu "Directory - Auto Redial".

Memory dialing                                  Yes                By location, (but not by name).

One Key Dialing                                 Yes                FOR TWO NUMBERS: PRESSING "M1" OR HOLDING "1" KEY FOR TWO
                                                                   SECONDS, NOTE: LOCATION 01 IS NOT THE LOCATION USED THE "1" KEY
                                                                   SINGLE TOUCH NUMBER. A USER CAN ONLY ALTER THE "1" KEY SINGLE
                                                                   TOUCH NUMBER BY USING A CODE, IN MENU "SECURITY - EMERGENCY #".

Speed Dialing                                   Yes                Press one digit (1-9) memory location + [SEND]

DTMF Tone Length                                Yes                Ability to change duration of DTMF tone sent when a key is pressed. Options are Short and Long. Default is Long. '

DTMF Mute                                       Yes                Ability to enable/disable DTMF tones sent to other end.

Voice Mute                                      Yes                Press [MUTE] to toggle microphone from ON to OFF. "Mute"
                                                                   display is on (not blinking) when the microphone is OFF.

Emergency Number                                Yes                Only 1. Number stored in the phone that can be dialed even when the phone is looked, (Usually programmed with police dept number, NOT user programmable).

Parameter Change - Security Code          Not applicable           Security code is used to access the features in Security
                                                                   Options submenu. Priority Call must be on.

Hands-Free Operation                            Yes                Speakerphone capability with speaker and a separate microphone

Analog Automatic PIN Dialing                    No

Ringer Mute on Incoming Call                    Yes                Ringer volume set to off

Restricted Galls                                No                 Ability to restrict the call that can be placed. Specifies types of restriction: Memory range. Emergency calls must always be available

Keypad Back-light                               No                 Backlight for keyboard.

Voice Privacy                                   No                 Applicable Standard: IS 136. Menu access, voice privacy
                                                                   indicator on LCD.

Voice Privacy Default Setting                   Yes                Default setting programming is specified in the PRI.

Convenience Features

Call Timer                                      Yes                Individual

Total Gall Timer                                Yes                Cumulative

Resettable Call Timer                           No                 Call Timer starts at 0 on each call, cannot be reset during call.

Subscriber Number Display                       Yes                Ability to display the subscriber number programmed in the

CSI Wireless-Brighter Development and Manufacturing Agreement-Home Run Project

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


                                                                   transceiver

Reset                                           Yes                Menu "System Options - Default Setting". Restores default
                                                                   values, but does not affect values requiring codes to change.

Master Clear                                    No

Call Waiting                                    Yes                Applicable Standard: IS53A Keypad (DTMF) must remain active during conversation. Some Brazilian carriers use a sequence of keys, like [2]+[SEND], to activate this function.

Call Forwarding                                 Yes                Applicable Standard: IS53A. Keypad (DTMF) must remain active during conversation. Some Brazilian carriers use a sequence of keys, like [2]+[SEND], to activate this function


Three-Party Call                                Yes                Keypad (DTMF) must remain active during conversation. Some
                                                                   Brazilian carriers use a sequence of keys, like [3]+[SEND], to activate this function


Clock                                           Yes                Real time clock shown in display

Latin Characters                        Key - Characters (Motorola Proposal)    ISO  8859-1
                                        [2] A B C 2 A A A A C
NO                                      [3] D E F 3 E E E
                                        [4] G H 1 4 1
                                        [5] J K L 5
                                        [6] M N O 6 N O O O O
                                        [7] P Q R S 7
                                        [8] T U V 8 U U U
                                        [9] W X Y Z 9

Special Characters                      Key - Characters (Motorola Proposal)
                                        [1] Space. 1 @ ?!,&:;-"()'?|%$_
NO                                      [0) + -0*/ = > < # Section [] ~

Soft Function Keys                              No

User Help Prompts                               No                 Messages displayed to guide user on how to proceed, when using the menu

Service Warning -- dropped call                 No


Dial Tone                                       Yes                Simulation of wire line dial tone.

Distinctive Ringing                             No

Repeatable Time Beep                            No

Single Time Beep                                No

Silent Scratch Pad                              No                 No scratchpad feature.

CSI Wireless-Brighter Development and Manufacturing Agreement-Home Run Project

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

Qwert keyboard                          Not applicable        Keyboard with key layout similar to a computer
Intelligent Keypad (predictive text)          No              Ability to predict next key entry when entering text
                                                              in phonebook or MO-SMS
Calculator                                    No
FM Radio                                      No
Games                                         No
Calendar                                      No
Handwrite Recognition                         No
Voice Recognition                             No
Hearing Aid Neutrality                        No
Hearing Aid Compatible                        No
Assistive Device Connection                   No
(enhanced 911)

CELLULAR IDENTIFICATION / AUTHENTICATION

                                                    Feature Description / User Manual text / Applicable
            Item                    Remark/Value                          Standard
--------------------------------    ------------    ---------------------------------------------------
Serial & Part No - Base Unit            Yes
Assembly and Accessories

Electronic Serial                       Yes                     Applicable standard; IS-136
Number(ESN)

Mobile Identification No.(MIN)          Yes                     Applicable standard: IS-136

International Mobile                    Yes                     Applicable standard: IS-136
Subscriber Identification (IMSI)

Temporary Mobile Subscriber              No                     Applicable standard: IS-136
Identification(TMSI)

Station Class Mark                      Yes                     Applicable standard: IS-136

Access Overload Class                   Yes                     Applicable standard: IS-136

TDMA Authentication                     Yes                     Applicable standard: IS-136

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

KEYPAD AND DIALING FEATURES

                                                    Feature Description / User Manual text / Applicable
            Item                    Remark/Value                          Standard
--------------------------------    ------------    ---------------------------------------------------
Power On and Off                        No          In this model the END key does not turn off
                                                    the Phone.

                                                    Level 1-8 (default is 3) - display Characters.
Adjustable Earpiece Volume                          The earpiece volume can be adjusted in menu
Controls                                Yes         features or by pressing the [ ] or [v] while in
                                                    call.

Full Dialing Keypad                     Yes         Keypad with 0 to 9 keys  plus * and # keys

Clear Key                               Yes         Key to clear an alphanumeric entry. Pressing the
                                                    key clears previous entered digit. Pressing and
                                                    hold clears entire entry.

Voice and Text Access/Retrieve          No          Dedicated key or keypad shortcut to easy
                                                    retrieve of voice and text messages.

Send (Call/Talk) Key                    Yes

End Key                                 Yes

Keypad Lock                             Yes         Once locked (programmable lock code), you can leave
                                                    the phone ON or turn it OFF and the phone will
                                                    remain locked. To unlock the phone it is just
                                                    necessary to enter a three-digit code, (Factory
                                                    programmed lock code is 123). You can still receive
                                                    when the phone is locked.

Auto Lock                               No          Turning this feature ON the phone will
                                                    automatically lock itself each time the phone
                                                    is turned OFF.

Features Menu Key                       Yes

Phone Number                        89 Locations    Each location has a location number (not a name).
Storage/Memory Dialing                              Numbers are not editable. Memory dialing can be
                                                    made by location.

POINT-TO-POINT SHORT MESSAGE SERVICES (SMS)

                                                    Feature Description / User Manual text / Applicable
            Item                    Remark/Value                          Standard
--------------------------------    ------------    ---------------------------------------------------
- IS-91 Extended Protocol               Yes         Applicable Standard: IS-637
Enhanced Services

- Cellular Paging Teleservice           No          Applicable Standard: IS-637
(MT/MO)

- Cellular Messaging                    No          Applicable Standard: IS-637
Teleservice (MT/MO)

- Voice Mail Notification               Yes         Applicable Standard: IS-637

- MO-SMS in idle mode                   No          Ability to end a text message to other
                                                    transceiver while in idle mode

- MO-SMS in conversation                No          Ability to send a text message while in conversation

- MT-SMS in idle mode                   Yes         Ability to receive and store a text message while
                                                    in idle mode

- MT-SMS in conversation                Yes         Ability to receive and store a text message while
                                                    in conversation
SMS Message Type

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

- SMS Deliver Message                    No         Applicable Standard: IS-637

- SMS Submit Message                     No         Applicable Standard; 1S-637

- SMS Cancellation Message               No         Applicable Standard: IS-637

- SMS User Acknowledgment                No         Applicable Standard: IS-637

- SMS Delivery                           No         You can request the network to send delivery
Acknowledgment Message                              reports about your text messages. Applicable
                                                    Standard: IS-637.

- SMS Storage                            Yes        Text message is stored in the phone until
                                                    overwritten by a new text message.

- SMS Menu Access                        Yes        "Last message"  menu entry displays the text of
                                                    the last received text message.

- Message Display                        Yes        Text message will be displayed on the bottom line
                                                    of the LCD. Scroll up/down keys are used to scroll
                                                    through the text message.

- SMS - Cell Broadcast                   No         Cell Broadcast (CB-SMS) - provides for the
                                                    transmission of short message from a service
                                                    center to all reachable mobile stations within
                                                    one cell or group of cells

- SMS - Date Stamping                    No         Each short message received is date stamped

MO-SMS to email                          No         Ability to send text message from mobile terminal
                                                    to internet address

INTERFACES (AUDIO, DIGITAL)

                                                    Feature Description / User Manual text / Applicable
            Item                    Remark/Value                          Standard
--------------------------------    ------------    ---------------------------------------------------
Half Rate at Cell Edge                   No         The handset shall drop the vocoder rate to
                                                    half-rate upon receiving the appropriate message
                                                    from the base station (This feature will allow the
                                                    network to extend a subscriber's range at the cell
                                                    edge by dropping the subscriber's vocoder rate

Electro-Acoustical Interfaces            Yes        Applicable Standard: IS-125A
TDMA

Vocoder Compliance

- ACELP                                  Yes

- VCELP                                  Yes

Analog Data/Fax                          No         CCITTV.32bis/GIII

Packet Data                              No

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

AIR INTERFACE

                                                    Feature Description / User Manual text / Applicable
            Item                    Remark/Value                          Standard
--------------------------------    ------------    ---------------------------------------------------
Air Interface TDMA 800MHz                Yes        Applicable standard: IS-136

Air Interface AMPS 800MHz                Yes        Applicable standard : IS-95A(analog)/IS-98A/IS-553

Call In Progress Handoff

- TDMA 800 to TDMA 800                   Yes        Applicable Standard: IS-136

- AMPS to AMPS                           Yes        Applicable Standard: IS-136

- TDMA 800 to AMPS                       Yes        Applicable Standard: IS-136

Idle Handoff

- TDMA 800 to TDMA 800                   Yes        Applicable Standard: IS-136

- AMPS to AMPS                           Yes        Applicable Standard: IS-136

- AMPS to TDMA 800                       Yes        Applicable Standard: IS-136

- TDMA 800 to AMPS                       Yes        Applicable Standard: IS-136

Access Features

- NAM quantity                            2         Applicable Standard: IS-136

- SID/NID List                         1 entry      Applicable Standard: IS-136

- Enhanced Roaming                       No         Applicable Standard: IS-136

- Programming Lock                       No         Applicable Standard: IS-136

- Digital Preferred Mode                            Applicable Standard: IS-136
Operation

(TDMA Search Efficiency/GAOM)

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

System Selection
-Preferred SID/NID List,            Yes                     Applicable Standard: IS-136

-Restricted SID/NID List,           Yes                     Applicable Standard: IS-136
 number of Entries

=System Selection Process/
CDG Enhanced Roaming                Yes                     Applicable Standard: IS-136

Over-the Air
Activation/Administration

Over-the Air Activation             Yes                     Applicable Standard: IS-136

Over-the Air Administration         Yes                     OTA Administration is  the OTA network-initiated
                                                            process (described as OTA Parameter
                                                            Administration - OTAPA in IS-883A) that provides a
                                                            tool for the wireless service provider to update NAM
                                                            indicators and parameters. OTAPA-capable mobile
                                                            station should support a manufacturer-specific
                                                            means by which the user may disable and enable
                                                            an OTAPA for a given NAM. Applicable standard:
                                                            IS-683A

Slotted paging Mode                 Yes                     Applicable Standard: IS-136

Sleep Mode                          No                      Applicable Standard: IS-136

Service Negotiation                 Yes                     Applicable Standard: IS-136

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

CARRIER REQUIREMENTS

        Item                                  Remark/Value            Feature Description / User Manual text / Applicable Standard
---------------------                         ------------            ------------------------------------------------------------
Subsidy Lock                                       Yes                Collection of rules implemented in the transceiver to enable ft to operate only in the infrastructure of one defined
                                                                      carrier.

APPROVALS

        Item                                  Remark/Value            Feature Description / User Manual text / Applicable Standard
---------------------                         ------------            ------------------------------------------------------------
CTIA                                               No
FCC                                                Yes                Part 15, Part 22
CDG                                                No                 Test in Nortel and Lucent infrastructure.
Reliability                                        Yes                According Motorola and Narbitec agreement.
Safety and Disability                              Yes                Product Safety and Compliance Planning Matrix
SAR                                                Yes
DFE                                                Yes                Motorola PET 6.0

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
SOFTWARE BASK FEATURES

PHONE BOOK

     Feature           Remark/Value    Feature Description / User Manual text
--------------------   ------------  -------------------------------------------
Recall by                   Yes      Ability to locate a number in phonebook by
location                             its position

Recall by name              No       Ability to locate a number in phonebook by
                                     its name

Last call list          10 numbers   List of last numbers called. Specifies how
                                     long the list is. When the list is full and
                                     a new call is made, the new entry is saved
                                     and the oldest entry in the list is lost

Incoming call list      20 numbers   List of last incoming calls. Specifies how
                                     long the list is. When the list is full and
                                     a new call is received, and not answered,
                                     the new entry is saved and the oldest entry
                                     in the list is lost

Unanswered call list    20 numbers   List of last unanswered calls. Specifies
                                     how long the list is. When the list is full
                                     and a new call is received and not
                                     answered, the new entry is saved and the
                                     oldest entry in the list is lost

Phone book status           No       Quantity of used and unused locations of
                                     the phonebook

View my number              Yes      Ability to show terminal currently active
                                     number

Number Preference           No       Ability to change between name/number
                                     presentation for a phonebook entry when
                                     making or receiving a call

Edit Name and               No       Ability to edit name and number from
Number                               phonebook entries using navigation, [CLR]
                                     and [STO] keys. For phonebook supporting
                                     more than one number per name, must exist
                                     the ability to include a number for an
                                     empty position


Erase Names                 Yes      Ability to erase a chosen entry from the
and Numbers                          phonebook.

Personalized View           No       Ability to configure different views to the
of Memory Entries                    phonebook when it has more than one number
                                     associated to each name entry

Calling Card Storing        No       Ability to have a number placeholder to
                                     enter the destination number when using a
                                     calling card. When placing a call to a
                                     stored number with number placeholder, the
                                     terminal will ask to enter the destination
                                     number. The user enters the number and
                                     press [SEND] to continue dialing processes.
                                     The user can combine number placeholders
                                     and pauses when storing a number in the
                                     phonebook.

                                     Suggested implementation:

                                     - Enter the phone number to access the
                                     calling card service provider

                                     - Press [v] to insert number character. You will see a "P" inserted in the number entry

                                     - Enter next group of numbers. You can
                                     enter pauses if necessary.

                                     - Repeat previous two steps as many times as necessary

                                     - Press [STO], enter a two-digit location, press [STO], enter a name, if you like, pressing [STO] to finish. The terminal will confirm the entry by displaying the information stored

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

RINGER/ALERT

     Feature           Remark/Value     Feature Description / User Manual text
--------------------   ------------  -------------------------------------------
Ringer type            Bell: 4       Not downloadable.
                       Melodies: 15

Ringer volume          7 levels      Ability to adjust ring's levels. While
                       plus off      adjusting ring volume in standby mode,
                                     terminal shall numerically display volume
                                     levels and generate an audible feedback.
                                     Volume selection shall be maintained
                                     through power cycles.

One minute alert           Yes       Audible beep played at the end of every
                                     minute during a call, with a double beep
                                     every five minutes. Shall be configurable
                                     on or off by the user

ALARM/TIMER

     Feature           Remark/Value    Feature Description / User Manual text
--------------------   ------------  -------------------------------------------
Alarm                      No        Ability to use the terminal as an alarm
                                     clock. When an alarm is set, the alarm icon
                                     is displayed when in standby. At the preset
                                     time & date the terminal will alarm with
                                     the selected ring selection.

World time                 No        Ability to show the time in selected cities
                                     (Sao Paulo, Seoul, Sydney, Tel Aviv, Tokyo,
                                     Toronto, Athens, Baghdad, Bombay, Buenos
                                     Aires, Caracas, Hong Kong, Honolulu, Los
                                     Angeles, La Paz, Lima, London, Madrid,
                                     Mexico, Miami, Monterrey, Moscow, New York,
                                     Paris, Rio de Janeiro and Rome).

LOCK/SECURITY

     Feature           Remark/Value    Feature Description / User Manual text
--------------------   ------------  -------------------------------------------
Lock the phone            Yes        Ability to lock the phone. Only emergency
                                     calls are allowed. Lock can be selected on
                                     or off and shall be maintained through
                                     power cycle

Emergency call             1         Quantity of emergency number available

Change lock code          Yes        Ability to change the lock code by the user

Delete list                No        Ability to delete the call history list on
                                     each as last call list, incoming call list,
                                     unanswered call list.

Call restriction           No        Ability to restrict the calls that can be
                                     originated. In restricted level (level 1)
                                     only call placed from memories 01 to 09 can
                                     be originated. Emergency calls must always
                                     be available.

Master reset              Yes        Returns all user-selectable options back to
                                     factory settings, except those requiring
                                     codes to change.

Master Clear              Yes        Only available as a service command, not
                                     mentioned in user guide. Clear all
                                     user-selectable options, resettable timer,
                                     phonebook and messages.

Change NAN                Yes        If dual NAM option is enabled, a menu for
                                     selecting NAM 1 and NAM 2 will appear under
                                     the 'System Options' menu. On NAM change,
                                     phone will reset itself and register with
                                     the new settings. Default setting for the
                                     NAM option is defined in the PRI.

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
MESSAGE

     Feature               Remark/Value                Feature Description / User Manual text
     -------               ------------                --------------------------------------
Voice message                   Yes         When a voice mail notification is received from the operator, an icon is displayed. The icon is turned off by a notification message sent by the operator when the message had been read

Text Message

Priority                        No          Ability to select the priority of the outgoing text message between Normal, Urgent and Emergency. Default is Normal

Inbox                           No          Storage of received text messages. Specifies quantity and size, in characters, of the messages.

Outbox                          No          Storage of sent text messages. Specifies quantity and size, in characters, of the messages.

Send and Receive Call           No          Ability to send and receive a call back number in a text message
 Back Number

Return a Call to all Back       No          Ability to return a call to a phone number received in a
 Number                                     text message

Delete message                  No          Ability to delete messages. Shall be providing option to delete selected or all messages in the memory. Deleted message cannot be recovered.

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
OTHERS

      Feature               Remark/Value               Feature Description / User Manual text
-----------------------------------------------------------------------------------------------------
Back-light select               No             Ability to select time that display and keypad
(display and Keypad)                           backlight will remain on. Recommended times measured
                                               after last key pressed: 15 sec, 30 sec, always on,
                                               always off. When terminal is connected to a hands
                                               free car kit, backlight shall change to always on

Change banner                   No             Message shown in display when in standby mode. Shall
                                               be configurable by the user

PowerDown Message               No             Message temporally shown in display during power down
                                               after battery message. Not configurable

Auto Answer                     No             Ability to automatically answer an incoming call
                                               after two ring cycles. Shall be selectable on or off

Language select           English/Spanish      Ability to select language of prompt messages.

DTMF length                     Yes            Ability to select DTMF tones duration between short
                                               (fixed at approximately 90 milliseconds) and long (as
                                               long as the key is held). User selectable using Menu
                                               "Tone Control - DTMF Tone".

Speed dialing                   Yes            Ability to place a call for a phonebook location by
                                               pressing one-digit location number (1-9) and [SEND]
                                               key

Pause dialing                   No             Ability to store PIN numbers, account numbers, etc.
                                               in the same location of the automatic service number.
                                               These group of numbers are separated by a special
                                               character that tells the terminal to wait [SEND] key
                                               before send each group

Self-number                     No             Automatically insertion of terminal number if a call
transmission                                   back number is not specified in MO-SMS Scratch pad
                                               memory No

Unanswered call                 Yes            When calls are unanswered a message is displayed with
                                               the number ot calls. If the carrier has a caller ID,
                                               the last unanswered call numbers are stored in
                                               unanswered call list

Caller name delivery            No             Ability to display messages sent by the service
                                               provider together with calling line identification
                                               number. It depends on service provider.

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

Engineering Service

Feature                  Remark/Value      Feature Description / User Manual text
-------                  ------------      --------------------------------------
View SW version               Yes          Ability to display version of the
                                           software running in the terminal. It is
                                           located at MENU # 626 # MENU

NAM                                        The Product Support tool or the
programming,                  Yes          keypad may be used for NAM programming,
                                           If dual NAM option is enable, the
                                           service procedures for NAM programming
                                           and A-key programming will have an
                                           option to select between the two NAMs.

Vocoder select                No           Not selectable.

Customer
Support Tooi                  Yes          Product Support Tool running on a PC.


View Field                    Yes          Menu "Monitor - Channel" and other
condition                                  Monitor displays.

Upgradeable                                Ability to download a new software
Software/Flash                             version for the transceiver using a
Memory                        Yes          computer. This function must be
                                           available only for manufacturing tests
                                           or technical service centers

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

Exhibit B

PROJECT SCHEDULE
(Assumes No New Plastics)

              DESCRIPTION                                                       DATE
              -----------                                                       ----
  1.Product Requirements/Feature Closure                                       Jan, 14
  2 Prototypes Complete                                                       March 31
  3 Pre-Production Units Available                                              May 1
  4 Certification Testing                                                  May 1 - June 7
  5 Motorola and Carrier Testing                                          June 7 - June 28
  6 First ALT                                                             June 16 - June 30
  7 Second ALT                                                            July 14 -July 28
  8 Manufacturing Line Certification                                      July 15- July 31
  9 Ship Approval                                                             July 31
 10 First Commercial Shipment                                                 July 31
 11 First 10K Units Shipped                                                   August31
 12 Achieve 6.25K/Wk Output                                                 September 15

                              (Assume new Plastics)

                 DESCRIPTION                                                   DATE
                 -----------                                                   ----
1   Product Requirements/Feature Closure                                     Jan. 14
2   Prototypes Complete                                                     March 31
2   Pre-Production Units Available                                           June 15
4   Certification Testing                                               June 15 - July 22
5   Motorola and Carrier Testing                                       July 22 - August 8
6   First ALT                                                           July 1 - July 15
7   Second ALT                                                        August 1 - August 15
8   Third ALT                                                           September 1 - 15
8   Manufacturing Line Certification                                    September 8 - 22
9   Ship Approval                                                         September 30
#   First Commercial Shipment                                             September 30
#   First 10K Units Shipped                                                October 31

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

EXHIBIT C

PRICING AND BUSINESS MODEL

PRODUCT TRANSFER PRICE -- Product will be sold by CSI to Brightstar at a price calculated as follows:

            Product                Product                CSI
            Transfer      ==      Manufacturing   +    Incremental
            Price                   Cost                 Costs
                                  Per Unit              Per Unit

DEFINITIONS:

A. PRODUCT MANUFACTURING COST PER UNIT means the direct cost incurred by CSI to manufacture and deliver a Product to the Delivery Point.

B. INCREMENTAL COSTS means the total of CSI Incremental Costs and the Brightstar Incremental Costs as defined in this Exhibit C.

C. CSI INCREMENTAL COSTS means the mutually agreed costs expected to be incurred by CSI over the following six month period for the following activities:

      1. Sustaining Engineering Support,

      2. Manufacturing Support, and

      3. Seedstock.

D. CSI INCREMENTAL COSTS PER UNIT means the result obtained when the CSI Incremental Costs are divided by the mutually agreed expected volumes to be delivered by CSI to Brightstar in the following six month period.

E. BRIGHTSTAR INCREMENTAL COSTS means the mutually agreed costs expected to be incurred by Brightstar over the following six month period for the following activities:

      1. Licensing and Branding,

      2. Warranty Support,

      3. Co-op Funds (including training costs)

      4. Warehousing, Logistics and Sales Agent Commissions

      5. Taxes, duties and other government imposed fees.

F. BRIGHTSTAR INCREMENTAL COSTS PER UNIT means the result obtained when the Brightstar Incremental Costs are divided by the mutually agreed expected volumes to be delivered by CSI to Brightstar in the following six month period.

G. CSI GROSS MARGIN means [***]% of the Margin Per Unit.

H. MARGIN PER UNIT means the result obtained in the following pro forma calculation for the following six month period:

 Selling Price per unit                                 XXXX
 Less:
 Product Manufacturing Cost per Unit                    (XXX)

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 CSI Incremental Costs per Unit                         (XXX)
 Brightstar Incremental Costs per Unit                  (XXX)
                                                        ----
 Equals:
 Margin Per Unit                                         XXX
                                                        ====

I. THE SELLING PRICE PER UNIT means the end customer selling price for each customer.

OTHER MATTERS

A. MANUFACTURING CHARGES. For purposes of estimating the Product Manufacturing Costs, CSI will use standard costs quoted by its external manufacturer. The following manufacturing costs will be mutually reviewed and upon agreement shared equally by the patties:

      Positive or negative purchase price variances, Idle time charges, or
      Other manufacturing charges,

Where such amounts are incurred, CSI will invoice Brightstar and Brightstar will pay any such invoiced amounts within thirty (30) days of receipt of the invoice, except that Brightstar will have no obligation for manufacturing charges which arise due to Product design or CSI's failure to prudently manage the external manufacturer.

B. COST DEFINITIONS. For purposes of this Agreement, the categories of incremental costs are defined as follows. For greater certainty, it is understood that these cost categories represent incremental costs associated with carrying on the business activities described in this Agreement and should include no allocations for overhead, facilities and any other administrative items.

CSI Incremental Costs:

      1. "Sustaining Engineering Support" means the salary and benefits costs of incremental staff required by CSI to support design and performance issues relating to the Product plus any materials, services, leases or similar costs directly related to this activity. This staff will also perform small feature addition activities of typically less than 1 - 2 weeks effort.

      2. "Manufacturing Support" means the salary and benefits costs of incremental staff required by CSI to support the procurement, manufacturing and quality issues relating to the Product plus any materials services, leases or similar costs directly related to this activity.

      3. "Seedstock" means the direct cost to manufacture and deliver the seedstock ([***]% free units) required per Section 24(c).

 Brightstar Incremental Costs:

      1. "Licensing and Branding" means the cost associated with the royalty fees paid to Motorola, Inc. for the use of its TDMA technology patents, the use of its brand and the management of the cost of overall business transaction and management by Narbitec, LLC. Said "Licensing and Branding" Cost is [***]% of the product sales price to Brightstar's customer, or, if Brightstar negotiates revised pricing for these items, such revised amounts.

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

      2. "Warranty Support" means the cost associated to provide the consumer warranty service on the product. Said "Warranty cost is [***]% of the Product Transfer Price

      3. "Co-op" means the cost associated in promoting the product and its brand. Said Co-Op" cost is estimated to be [***]% of the product sales price to Brightstar's customer.

      4. "Warehousing, Logistics and Sales Agent Commissions" means the direct cost associated with Product warehousing, logistics and inventory management, including salaries and benefits of direct staff, freight and other direct costs. Also included are Sales Agent Commissions associated directly with the sales of the product in specific countries.

      5. "Duties" means the cost associated with the payment of import duties when the product is imported in a country by Brightstar or its subsidiaries.

C. PRELIMINARY ESTIMATE OF INCREMENTAL COSTS. The following table summarizes the preliminary estimate of CSI and Brightstar Incremental Costs for purposes of
Section 12(c) of this Agreement. These preliminary cost estimates are based on a selling price to the end customer of $[***] and an annual volume of [***] units.

   CSI INCREMENTAL COSTS:
   1. Engineering Support         $[***]
   2. Manufacturing Support        [***]
   3. Seedstock                    [***]      - [***]% of CSI manufacturing and
                                                delivery costs

   BRIGHTSTAR INCREMENTAL COSTS:
   1. Patents and Branding        $[***]     - [***]% of Brightstar sales price
                                                to customer
   2. Warranty Support            [***]      - [***]% of Product Transfer Price
   3. Co-op                       [***]
   4. Warehousing, Logistics      [***]
    and Sales Agent
    Commissions
   5. Duties                      [***]

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

EXHIBIT D

LONG LEAD PARTS
(TO BE UPDATED BASED ON FINAL DESIGN)

                            LONG LEAD TIME PART LIST

                                   SPECIFICATION/
NO        DESCRIPTION                TREATMENT                VALUE/MATERIAL        MANUFACTURE      Country(Origin)   Lead Time
--        -----------                ---------                --------------        -----------      ---------------   ---------
1                 VCD                  DRRAA8-D31A               983-1060MHz            ALPS            Japan           12 weeks

2                 MCF                    MF1119U              TMFS-5(119.64MHz)      TOKYO DENPA        Japan           12 weeks

3           Varactor Diode             SMV1255-079                  SC79             Alpha Semi          USA            16 weeks

4             RF Detector               AD8314ARM                   pSOIC           Analog Devices       USA            12 weeks

5            AMPS/TDMA PA                RM805-17                6 x 5mm,LCC          CONEXANT           USA            12 weeks

6            AMPS Duplexer               KFF6686A                                        CTS             USA            12 weeks

7           Board to Board         14-5045-040-030-829              40pin               ELOO            Japan           12 weeks
               Connector

8           Board to Board         14-5046-020-130-829              20pin               ELOO            Japan           12 weeks
               Connector

9             Load Switch                FDC6329L                 6pin,SSOT           FAIRCHILD         Korea           12 weeks

10          RF Transformer            SLT-009TG-012                                HITACHI METALS       Japan           12 weeks

11             LNA/MIXER               MAX2321EUP-T              20pin,TSSOP            MAXIM            USA            16 weeks

12            Transmitter              MAX2364ECM-T             48pin,TQFP-EP           MAXIM            USA            16 weeks

13             VC-TCXO                 5609A-ANLSI                19.44MHz            NDK/TOKYO         Japan           12 weeks
                                         TTS05V2                                     DENPA(TEW)

14         Baseband Processor            PO3610C                180pin,FFEGA         PraireComm          USA            16 weeks

15            IF Receiver                 SATURN                 28pin,QSOP            ZARLINK           U.K            12 weeks
                                    (MGCR01/KG/QPIS)

16        TDMA/AMPS Baseband             SCORPIO                 48pin,TQFP            ZARLINK           U.K            12 weeks
               Interface             (MGCM01/PR/TPIN)

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EXHIBIT E

SERVICE AND REPAIR

      1. Lists of components, assembly, service tools and equipment parts, including supplier address, contact person, phone and fax number;

      2. Assembly and service tool mechanical drawings indicating materials and dimensions;

      3. A minimum of two completes sets of service assemblies and service tools for each instructor attending the first training class;

      4. Product (including accessory) and component specifications, blueprints, drawings and samples;

      5.    Schematics and overlays with troubleshooting waveforms;

      6. Troubleshooting flow charts and documentation detailing test mode and test commands;

      7. A service and repair manual (including a theory of operation for each portion of the circuitry), and additional service training aids, for each Product (including accessories), all written in English;

      8. Object code copies of the software used to tune, test, control, and program the Products; any technical documentation detailing the tuning, test, and control specifications; and any specific cables required for to cables to tune, test, control, and program the Products, to be delivered at least sixty (30) days prior to the first Product shipment, to enable Brightstar to develop automated service test programs;

      9. A minimum of five sets of service cables for the Products, together with cabling diagrams to be delivered at least thirty days prior to the first Product shipment to enable Brightstar to construct additional sets;

      10. A minimum of five software flash boxes/cables with schematics (including board artwork layouts, software, etc.) to be delivered at least sixty 30 days prior to the first Product shipment to enable Brightstar to construct additional boxes and conduct field acceptance testing;

      11. Whatever other technical information or equipment is required for Brightstar's testing, programming, service, or repair of the Products (including accessories), or completion of the assembly of SKD Product; and

      12. A minimum of 5 sets of software product support tools to control ID transfer and flexing, including cables or interface units required to perform these operations.

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